UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

September 16, 2011

DCT INDUSTRIAL TRUST INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-33201	82-0538520
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

518 17th Street, Suite 800 Denver, CO		80202
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 597-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 16, 2011, DCT Industrial Trust Inc. (the “Company”) (NYSE: DCT) appointed Matthew T. Murphy, age 47, as Chief Financial Officer, and in connection therewith, the Company entered into an employment agreement with Mr. Murphy. The discussion below describes the terms of the employment agreement. This discussion is qualified in its entirety by reference to the copy of the employment agreement, which is being filed with this Current Report on Form 8-K as Exhibit 10.1, and is incorporated herein by reference.

Under Mr. Murphy’s employment agreement he will serve as the Chief Financial Officer and Treasurer of the Company. Mr. Murphy’s employment agreement has a term commencing on September 19, 2011 and ending on October 9, 2012. The agreement provides for an annual salary, effective as of September 16, 2011, of at least $275,000, a one-time initial equity grant equal to $300,000, annual cash bonuses with a target cash bonus of $250,000, annual equity awards with a target value of $250,000; provided that the amount of the actual cash bonuses paid and the value of the actual annual equity awards granted will be made by the Company, in its sole discretion, based on such factors relating to the performance of Mr. Murphy or the Company as it deems relevant and, in each case, may be more or less than the target amount. If Mr. Murphy is terminated for any reason, under the employment agreement he will be subject to the following continuing obligations after termination: (1) noncompetition with the Company for one year (subject to the terms of the employment agreement); (2) nonsolicitation and non-hiring of the Company’s employees for one year; (3) non-interference with the Company’s business for one year; (4) nondisparagement of the Company for one year; and (5) cooperation with the Company in connection with future claims or investigations. The employment agreement also provides for the following payments and benefits to Mr. Murphy in connection with the termination of his employment with the Company or a Change in Control of the Company:

•

Change in Control without termination. Upon a Change in Control while Mr. Murphy is employed by the Company that occurs during or after the expiration of the term of employment under the agreement, all of Mr. Murphy’s outstanding unvested equity awards subject to time-based vesting conditions will fully vest; provided that any performance-based vesting conditions applicable to such awards will continue to apply in accordance with their terms.

•

Termination without Cause or for Good Reason. If Mr. Murphy’s employment is terminated by the Company without Cause or by Mr. Murphy for Good Reason during the term of employment or within 12 months of a Change in Control that occurs during the term of employment or thereafter, Mr. Murphy will receive (1) annual salary, cash bonus and other benefits earned and accrued under the agreement prior to the termination of employment, (2) a lump sum payment equal to the sum of (i) one times (or, in the event of a termination within 12 months after a Change of Control, two times) annual salary plus (ii) one times (or, in the event of a termination within 12 months after a Change of Control, two times) the greater of the target cash bonus for the year of termination or the average of actual cash bonuses for the two years preceding the year of termination and (3) a pro-rata cash bonus for the year in which Mr. Murphy’s employment was terminated based on the target annual cash bonus. Mr. Murphy will also continue to receive his medical and welfare benefits for two years, and all of his outstanding unvested equity awards subject to time-based vesting conditions will fully vest; provided that any performance-based vesting conditions applicable to such awards will continue to apply in accordance with their terms. Mr. Murphy’s receipt of these payments and benefits (other than the annual salary, cash bonus and other benefits earned and accrued under the agreement prior to the termination of employment) in connection with a termination without Cause or for Good Reason is subject to his execution of a general release of claims with the Company.

•

Termination upon death or disability. If Mr. Murphy’s employment is terminated by the Company upon Mr. Murphy’s death or disability, Mr. Murphy will receive (1) annual salary, cash bonus and other benefits earned and accrued under the agreement prior to the termination of employment and (2) a pro-rata cash bonus for the year in which Mr. Murphy’s employment was terminated based on the target annual cash bonus. In addition, all of Mr. Murphy’s outstanding unvested equity awards subject to time-based vesting conditions will fully vest; provided that any performance-based vesting conditions applicable to such awards will continue to apply in accordance with their terms. Mr. Murphy’s receipt of these payments and benefits (other than the annual salary, cash bonus and other benefits earned and accrued under the agreement prior to the termination of employment) in connection with a termination upon disability is subject to his execution of a general release of claims with the Company.

The terms Cause, Good Reason and Change in Control are specifically defined in Mr. Murphy’s employment agreement.

Mr. Murphy, who has been with the Company or an affiliate since 2003, previously served as interim Chief Financial Officer, Executive Vice President and Treasurer. Mr. Murphy has served as Treasurer of the Company since October 2006 and, from May 2003 through October 2006, served as the Controller of Dividend Capital Advisors LLC, which was the Company’s external advisor at the time. From February 1998 until joining the Company’s former external advisor in May 2003, Mr. Murphy was a Vice President and Controller of Pritzker Residential, LLC, a privately-owned, fully-integrated multi-family real estate investment company. Prior to joining Pritzker, Mr. Murphy served in various positions with Security Capital Group and its affiliates, including Archstone-Smith Trust and ProLogis. Prior to joining Security Capital Group, in 1992, Mr. Murphy was a staff accountant with Coopers and Lybrand. Mr. Murphy holds a Bachelor’s degree in Accounting from Colorado State University.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibits

10.1	Employment Agreement, dated as of September 19, 2011, by and between the Company and Matthew T. Murphy.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DCT INDUSTRIAL TRUST INC.

By:	/s/ Philip L. Hawkins
Name:	Philip L. Hawkins
Title:	President and Chief Executive Officer

Date: September 20, 2011

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